Exhibit 10.27


March 21, 2002

Mr. C. William Pollard
1116 N. Stoddard Ave.
Wheaton, IL  60187

Dear Bill:

         On behalf of The ServiceMaster Company and its Board of Directors, we are writing to you to set forth a restatement and amendment of your Deferred Compensation and Salary Continuation Agreement dated June 30, 1987, which agreement superceded your Deferred Compensation and Salary Continuation Agreement dated November 20, 1980 (collectively, the "Continuation Agreement"). This Agreement reflects the matters approved by the Compensation Committee of ServiceMaster's Board of Directors on April 24, 2001 and supercedes your Continuation Agreement in its entirety.

         In consideration of the mutual promises and agreements contained in this Agreement, ServiceMaster and you agree, as of April 24, 2001, as follows:

         1. Services. Beginning on the first day of the first calendar month
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after the date you retire as Chairman of the Board (the "Effective Date") and until the date of your death, you agree to remain willing to provide consulting services to ServiceMaster and its subsidiaries. Such services shall be related to the operation, administration or management of ServiceMaster and its subsidiaries and shall be furnished as and when the Board of Directors, Chairman, or Chief Executive Officer may reasonably request and subject to your reasonable availability, giving due consideration to your other responsibilities.

         2. Compensation. (a) In consideration of your past services to
            ------------
ServiceMaster and your agreement, as at the date hereof, to provide the services described in paragraph 1, ServiceMaster shall pay you in equal semi-monthly installments in accordance with the payroll practices of ServiceMaster, commencing in the first calendar month after the Effective Date and ending on the earlier of (1) the last day of the calendar month during which your death occurs or (2) the date on which you and ServiceMaster agree to terminate this Agreement, the semi-monthly amount of $12,500.

         (b) You shall be paid your salary as Chairman until the end of the calendar month in which you cease to serve as Chairman.

        3. Reimbursement of Expenses.  ServiceMaster shall reimburse you for all
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unreimbursed expenses properly incurred by you in the course of the performance of your duties pursuant to this Agreement.

        4. Status.  ServiceMaster agrees that you shall be designated a
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Corporate Officer of ServiceMaster during any period you serve as a Director of
ServiceMaster.

        5.  Federal and State Deductions.  ServiceMaster shall deduct from the
            ----------------------------
amounts payable by ServiceMaster pursuant to paragraphs 2, 10, 16 and 18 the amount of all required federal and state withholding deductions.

        6.  Insurance Benefits.
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        (a) Group Health, Dental, Life, Accidental Death and Dismemberment,
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Short-Term Disability and Long-Term Disability Insurance. On and after the
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Effective Date and until the date of your death, ServiceMaster shall provide to you and your dependents group health, dental, life, accidental death and dismemberment, short-term disability and long-term disability insurance on the same terms as such insurance is provided to active executive officers of ServiceMaster and their dependents.

        (b) Compensation Plans. On and after the Effective Date, you shall be
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eligible to participate in ServiceMaster's Employee Share Purchase Plan, Profit
Sharing and Retirement Plan and other ServiceMaster plans in accordance with the terms of those plans.

        7. Office Space and Secretary. On and after the Effective Date and until
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the earlier of (1) June 1, 2013 and (2) the date of your death, ServiceMaster shall provide to you, for your exclusive use, office space of size and character, and furnished in a manner, comparable to the office space provided to you immediately prior to the Effective Date. Such office space shall be located at a site agreed upon by you and the Chairman or Chief Executive Officer of ServiceMaster. ServiceMaster shall also make available to you, on a full-time basis, at ServiceMaster's expense, the services of a secretary who is reasonably acceptable to you. ServiceMaster shall pay, on a current basis, all rents and other reasonable costs and expenses relating to the operation of such office and all salary, benefits and other costs and expenses relating to such secretarial service.

        8. Other Benefits.
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        (a)  Automobile. On or after the Effective Date and until the date of
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your death, ServiceMaster shall provide you with the use of an automobile in accordance with ServiceMaster's Executive Company
Vehicle Policy. ServiceMaster shall reimburse you for your expenses relating to the operation and maintenance of such vehicle in accordance with such Policy.

        (b)  Club Membership. On and after the Effective Date and until the
             ---------------
date of your death, ServiceMaster shall pay, or reimburse you for, the annual dues of one club membership designated by you and approved by the Chairman or Chief Executive Officer of ServiceMaster.

        9. Stock Options. As of April 24, 2001, each option to purchase
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ServiceMaster common stock held by you shall (1) to the extent not exercisable on the Effective Date, become fully exercisable at the exercise price set forth in such option, and (2) expire at 5:00 p.m., Central time, on June 1, 2013.
In the event of your death prior to June 1, 2013, your executor, administrator or similar person, or beneficiary pursuant to any beneficiary designation procedures approved by ServiceMaster, shall have the right to exercise each such option prior to the expiration of such option.
In accordance with the foregoing, ServiceMaster and you agree that, as of April 24, 2001, your options to purchase ServiceMaster common stock are as follows:


                                No. of Options
      Grant Date            Outstanding at 3/1/02           Exercise Price             Expiration Date
      ----------            ---------------------           --------------             ---------------
       10/03/96                    168,750                      10.7778                    6/01/13
       02/13/97                    168,750                      11.2222                    6/01/13
       02/16/98                    112,500                      18.2583                    6/01/13
       01/29/99                    150,000                      18.0750                    6/01/13
       12/10/99                    300,000                      11.5000                    6/01/13
       12/10/99                    479,674                      11.5000                    6/01/13
       05/04/00                      3,605                      13.8700                    6/01/13
       03/16/01                    250,000                      10.5200                    6/01/13


Your options to purchase ServiceMaster common stock shall be modified only to the extent set forth in this paragraph 9.

        10. Change in Control. (a) In the event a Change in Control (as defined
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in the 2001 Directors Stock Plan) occurs while payments are being made pursuant to paragraph 2 or paragraph 16, then ServiceMaster shall, within 30 days after the date of the Change in Control, at ServiceMaster's expense, purchase from a reputable insurance company satisfactory to you (or satisfactory to Judy Pollard, if you predecease her), a policy which guarantees, from and after the date of the Change in Control, the full and continuing payment of all the compensatory and other benefits set forth in this Agreement.

            (b) If the cost of the income protection policy described in sub-paragraph (a) exceeds the lump sum payment described in this sub-paragraph
(b), then ServiceMaster may elect to pay to you (or to Judy Pollard if you predecease Judy Pollard), within 30 days after the date of the Change in
Control: (i) a cash, lump sum amount that is the actuarial equivalent of the aggregate amount payable pursuant to paragraph 2 and/or paragraph 16 had the Change in Control not occurred; plus (ii) an additional cash, lump sum amount which is equal to all federal and state income taxes which are attributable to such clause (i) amount plus all federal and state income taxes which are attributable to the payment made with respect to this clause (ii). For purposes of the clause (i) payment, actuarial equivalency shall be determined using the 1983 Group Annuity Mortality Table and the annual rate of interest on 10-year U.S. Treasury securities for the month preceding the month in which the Change in Control occurs.

        11. Non-Competition Covenant. (a) Subject to sub-paragraph (e), on and
            ------------------------
after the Effective Date and so long as you are being paid pursuant to paragraph 2 or 10 (the "Non-Competition Period"), you shall not in any manner, directly or indirectly (whether as owner, stockholder, director, officer, employee, principal, agent, consultant, independent contractor, partner or otherwise), in any geographic area in which

ServiceMaster or any subsidiary of ServiceMaster is then conducting business, own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the business conducted by ServiceMaster or any subsidiary of ServiceMaster; provided, that this provision shall not prohibit you from having an ownership or other interest, including as an officer or other employee, in a ServiceMaster franchise.

         (b) Subject to sub-paragraph (e), you further agree that during the Non-Competition Period you shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of ServiceMaster or any subsidiary of ServiceMaster to terminate or abandon his or her employment for any purpose whatsoever, or (ii) in connection with any business to which paragraph 11(a) applies, call on, service, solicit or otherwise do business with any current or prospective customer of ServiceMaster or any subsidiary of ServiceMaster.

         (c) Nothing in this paragraph 11 shall prohibit you from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as you have no active participation in the business of such corporation. For purposes of this sub-paragraph (c), FairWyn Investment Company LLC, an Illinois limited liability company, shall be deemed to be a diversified investment company.

         (d) If, at any time of enforcement of this paragraph 11, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

         (e) Anything in the foregoing sub-paragraphs (a) through (d) notwithstanding, if a Change in Control (as defined in the 2001 Directors Stock
Plan) occurs, the Non-Competition Period shall terminate and all of the provisions of the foregoing sub-paragraphs (a) through (d) shall lapse and become of no further force or effect.

         12. Confidentiality. You shall not, at any time, make use of or
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disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of ServiceMaster or any subsidiary of ServiceMaster or (ii) other technical, business, proprietary or financial information of ServiceMaster or any subsidiary of ServiceMaster not available to the public generally or to the competitors of ServiceMaster or any subsidiary of ServiceMaster ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of you or (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency.

         13. Covered Service. In accordance with Article Eleven of
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ServiceMaster's Certificate of Incorporation (the "Charter"), the services provided and to be provided by you under this Agreement, shall be deemed to be a "Covered Service" within the meaning of subsection 11.1.1 of the Charter and, to the extent any services are not covered by any of subsection 11.1.1(a), (b) or
(c) of the Charter, this paragraph and the signature of the Chief Executive Officer on this Agreement shall constitute a designation in writing as required by Article Eleven of the Charter.

         14. Defense of Claims. You shall cooperate with ServiceMaster in the
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defense of any claims that may be made against ServiceMaster, to the extent that such claims may relate to services performed by you for ServiceMaster or its subsidiaries. ServiceMaster shall reimburse you for all reasonable expenses in connection therewith, including travel expenses.

         15. Remedies. You acknowledge that ServiceMaster would be irreparably
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injured by a violation of paragraph 11 or paragraph 12 of this Agreement, and you agree that ServiceMaster shall be entitled to an injunction restraining you from any actual or threatened breach of paragraph 11 or paragraph 12 of this Agreement or to any other appropriate equitable remedy without any bond or other security being required. If you shall be the prevailing party in case of any dispute or disagreement arising out of or connected with any provision of this Agreement, you shall be entitled to recover your reasonable attorneys' and all reasonable expenses incurred in connection with any related proceeding (whether in court or occurring pursuant to arbitration) including, without limitation, any and all charges which may be made for the cost of arbitration and the fees of any arbitrators, together with interest at the statutory rate from the date on which such obligation shall have arisen.

         16. Survivor Benefits. In the event you predecease Judy Pollard,
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ServiceMaster shall pay Judy Pollard in equal semi-monthly installments, commencing in the first calendar month after the calendar month during which your death occurs and ending on the last day of the calendar month during which the death of Judy Pollard occurs, the semi-monthly amount of $8,333.34.

         17. No Other Compensation. You agree that all compensation and other
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benefits payable by ServiceMaster under this Agreement shall be in lieu of any and all compensation otherwise payable to you for service on and after the Effective Date as a Director, Corporate Officer or other employee of ServiceMaster. Notwithstanding the foregoing, this paragraph 17 shall not affect any amounts payable to you or your estate on or after the Effective
Date pursuant to the exercise of any option or under the terms of ServiceMaster's 401(k) and Deferred Compensation Plans, Long-Term
Performance Award Plan or any similar plan providing for the payment of deferred compensation.

         18. Continuation Payments. ServiceMaster shall pay you $1,200.00 per
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month commencing in the first calendar month after the Effective Date, for a period of 180 consecutive months. In the event of your death, payments will continue to your designated beneficiary, Judy Pollard or her estate, until the expiration of the 180 month period.

         19. Disability. In the event that you are disabled or suffer from any
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mental or physical condition which impairs or prevents you from providing all or some of the services contemplated hereunder, ServiceMaster shall nonetheless continue to pay you all of the amounts and to provide you all of the benefits which are set forth in this Agreement.

         20. Arbitration. Except as provided in paragraph 15 of this Agreement,
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any dispute or controversy between ServiceMaster and you, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Chicago, Illinois, administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of ServiceMaster and you. ServiceMaster and you acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

         21. Successors; Binding Agreement. This Agreement shall inure to the
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benefit of and be enforceable by ServiceMaster and its successors and assigns and by you and by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall not be terminated by any merger or consolidation of ServiceMaster whereby ServiceMaster is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of ServiceMaster. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

         22. Notices. All notices and other communications required or permitted
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under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, postage prepaid, addressed (1) if to you, to C. William Pollard, 1116 N. Stoddard Ave., Wheaton, IL 60187, and if to ServiceMaster, to The ServiceMaster Company, One ServiceMaster Way, Downers Grove, IL 60515, attention General Counsel, or (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         23. Governing Law; Validity. The interpretation, construction and
             -----------------------
performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

         24. Counterparts.  This Agreement may be executed in counterparts, each
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of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         25. Modification or Waiver. No provision of this Agreement may be
             ----------------------
modified or waived unless such modification or waiver is agreed to in writing and signed by you and by the Chairman, Chief Executive Officer, President or any Executive Vice President of ServiceMaster. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by you or ServiceMaster to insist upon strict compliance with any provision of this Agreement or to assert any right which you or ServiceMaster may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         26. Entire Agreement. Except as otherwise specified herein, this
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Agreement and your stock option agreements referred to in paragraph 9 constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

         27. Nonalienation. Benefits payable under this Agreement shall not be
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subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by you, Judy Pollard, your estate or a beneficiary, as applicable, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

         28. Termination.  This Agreement may not be terminated except pursuant
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to a writing signed by ServiceMaster and you or, in the event you predecease
Judy Pollard, a writing signed by ServiceMaster and Judy Pollard.

        If you are in agreement with this letter, please sign each of the two copies and return one copy to my attention.

Very truly yours,

THE SERVICEMASTER COMPANY


By:    /s/ David K. Wessner
     --------------------------
     David K. Wessner
     Chairman of the Compensation and Leadership
     Development Committee of the Board of Directors


By:   /s/ Jonathan P. Ward
    ---------------------------
    Jonathan P. Ward
    President and Chief Executive Officer


CONFIRMED AND AGREED TO:


By:   /s/ C. William Pollard
    -----------------------------
    C. William Pollard